Exhibit 10.1

SUBSCRIPTION AGREEMENT
This Subscription Agreement (this “Agreement”) is dated as of May 21, 2018 (the “Effective Date”), among Cidara Therapeutics, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each a “Purchaser” and collectively the “Purchasers”).
WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, the securities of the Company as more fully described in this Agreement.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:
SECTION 1
DEFINITIONS
1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:
“Applicable Capital Raising Transaction” means (i) any non-dilutive transaction that occurred or occurs at any time on or after April 30, 2018 pursuant to which the Company raises cash proceeds, or (ii) any capital raising transaction following the Effective Date pursuant to which the Company sells equity securities at a price greater than $6.81 per share or unit (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the Effective Date) (any such cash proceeds from a transaction described in (i) or (ii), collectively the “Non-Dilutive Capital”).
“Applicable VWAP” means the daily volume weighted average price of the Common Stock for the five Trading Days immediately following the date that the Company publically announces topline data from its STRIVE Part B clinical study on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)).
“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series X Preferred Stock in accordance with the terms in the Series X Preferred Stock Certificate of Designation.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, $0.0001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Initial Closing” means the initial closing of the purchase and sale of the Securities (other than the Option Warrants) on the Initial Closing Date pursuant to Section 2.1 of this Agreement.
“Initial Closing Date” means the second Trading Day after the date hereof.
“Initial Common Closing Price” means $4.70.
“Initial Preferred Closing Price” means the Initial Common Closing Price multiplied by 10.
“Initial Warrant” means a Common Stock Purchase Warrant, in the form attached as Exhibit D to this Agreement.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Major Purchaser” means any Purchaser who, at the Initial Closing, together with its affiliates purchases at least $1,000,000 of Common Stock or Series X Preferred Stock, or some combination of Common Stock and Series X Preferred Stock.
“Optional Closing” means the closing of the purchase and sale of the Securities (other than the Initial Warrants) on the Optional Closing Date pursuant to Section 2.5 of this Agreement.
“Optional Closing Date” means the date that is the fifth Trading Day following the Second Closing Date.
“Optional Closing Common Shares” means a number of shares of Common Stock determined by dividing $20,000,000 by the Second Closing Purchase Price, and rounded down to the nearest whole share.
“Option Fee” means the quotient of (i) $20,000,000, divided by (ii) $4.70 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the Effective Date), multiplied by (iii) the Per Share Option Fee.
“Option Warrant” means a Common Stock Purchase Warrant, in the form attached as Exhibit E to this Agreement.
“Per Share Option Fee” means $0.125.
“Placement Agents” means Citigroup Global Markets Inc. and Cantor Fitzgerald & Co.
“Prospectus Supplement” means the prospectus supplement complying with Rule 424(b) of the Securities Act that is delivered by the Company to each Purchaser in connection with the execution and delivery of this Agreement, including the documents incorporated by reference therein, and that is filed with the Commission.

“Registration Statement” means the effective registration statement on Form S-3 (Commission File No. 333-211472) filed by the Company with the Commission pursuant to the Securities Act for the registration of the Common Stock, Series X Preferred Stock and Conversion Shares, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the Securities Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Second Closing” means the second closing of the purchase and sale of the Securities (other than the Initial Warrants and the Option Warrants) on the Second Closing Date pursuant to Section 2.3 of this Agreement.
“Second Closing Date” means the date that is the seventh Trading Day following the date that the Company publically announces Part B topline data from its STRIVE global, randomized Phase 2 clinical trial of rezafungin, either through the issuance of a press release or through the filing of a Current Report on Form 8-K filed with the Commission.
“Second Closing Preferred Purchase Price” means the Second Closing Purchase Price multiplied by 10.
“Second Closing Purchase Price” means an amount equal to 0.75 multiplied by the Applicable VWAP.
“Securities” means the shares of the Common Stock, Series X Preferred Stock and Initial Warrants and Option Warrants issued hereunder.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Series X Preferred Stock” means the Series X Convertible Preferred Stock of the Company, $0.0001 par value per share, and any other class of securities into which such securities may hereafter be reclassified, converted or changed into, including the Common Stock.
“Series X Preferred Stock Certificate of Designation” means the Certificate of Designation of the Company, attached as Exhibit C to this Agreement, setting forth the rights preferences and privileges of the Series X Preferred Stock.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but shall be deemed to not include the location and/or reservation of borrowable shares of Common Stock.
“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which (and if) the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT; The NASDAQ Capital Market; The NASDAQ Global Market; The NASDAQ Global Select Market; or the New York Stock Exchange.
“Transaction Documents” means this Agreement, the Series X Preferred Stock Certificate of Designation, the Initial Warrants, the Option Warrants and any other documents or agreements executed and delivered to the Purchasers in connection with the transactions contemplated hereunder.
“Underlying Shares” means, collectively, the Warrant Shares and the Conversion Shares.
“Warrant Shares” means the shares of Common Stock issuable upon exercise of an Initial Warrant or Option Warrant.
SECTION 2
PURCHASE AND SALE
2.1    Initial Closing.
i.    At the Initial Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of shares of Common Stock and the number of shares of Series X Preferred Stock set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price equal to the Initial Common Closing Price per share of Common Stock and the Initial Preferred Closing Price per share of Series X Preferred Stock. In addition, at the Initial Closing, each Major Purchaser shall pay its pro rata portion of the Option Fee as set forth opposite such Major Purchaser’s name on Exhibit A hereto.
ii.    At the Initial Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to each Major Purchaser, and each Major Purchaser agrees to purchase from the Company, severally and not jointly, an Initial Warrant exercisable for a number of Warrant Shares set forth opposite such Major Purchaser’s name on Exhibit A hereto, at a purchase price equal to $0.125 per Warrant Share.
iii.    At the Initial Closing, each Purchaser shall deliver to the Company via wire transfer or certified check immediately available funds equal to its aggregate purchase price set forth opposite such Purchaser’s name on Exhibit A hereto and the Company shall deliver to each Purchaser its respective Securities and the other items set forth in Section 2.2 of this Agreement deliverable at the Initial Closing on the Initial Closing Date. The Initial Closing shall occur at 10:00 a.m. (Pacific Time) on the second Trading Day after the Effective Date or such other time and location as the parties shall mutually agree.

2.2    Deliveries; Initial Closing Conditions.

i.    Prior to the Initial Closing, the Company shall have adopted and filed with the Secretary of State of the State of Delaware the Series X Preferred Stock Certificate of Designation, and the Series X Preferred Stock Certificate of Designation shall be in full force and effect.
ii.    At the Initial Closing, the Company will deliver or cause to be delivered to each Purchaser certificate(s) representing the Common Stock and Series X Preferred Stock, as applicable, purchased by such Purchaser, each registered in the Purchaser’s name. Such delivery shall be against payment of the purchase price therefor by the Purchaser by wire transfer or certified check of immediately available funds to the Company in accordance with the Company’s written wiring instructions.
iii.    At the Initial Closing, the Company will deliver or cause to be delivered to each Major Purchaser the Initial Warrant purchased by such Major Purchaser registered in the Major Purchaser’s name. Such delivery shall be against payment of the purchase price therefor by the Major Purchaser by wire transfer or certified check of immediately available funds to the Company in accordance with the Company’s written wiring instructions.
iv.    The respective obligations of the Company, on the one hand, and the Purchasers, on the other hand, hereunder in connection with the Initial Closing are subject to the following conditions being met:
(i)    the accuracy in all material respects on the Initial Closing Date of the representations and warranties contained herein (unless made as of a specified date therein) of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company); and
(ii)    all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Initial Closing Date shall have been performed in all material respects.
2.3    Second Closing.
i.    At the Second Closing (which, for the avoidance of doubt, shall occur on the Second Closing Date), upon the terms set forth herein, the Company hereby agrees to issue and sell to each Major Purchaser, and each Major Purchaser agrees to purchase from the Company, severally and not jointly, the number of shares of Common Stock determined by multiplying (a) the percentage set forth opposite such Major Purchaser’s name on Exhibit B hereto (the “Second Closing Percentage”) by (b) the number of shares of Common Stock determined by dividing $50,000,000 by the Second Closing Purchase Price, and rounded down to the nearest whole share (such shares, collectively, the “Second Closing Common Shares”), at a purchase price per share equal to the Second Closing Purchase Price; provided, however, that, at the election of any Major Purchaser, such Major Purchaser may alternatively purchase from the Company one share of Series X Preferred Stock at a purchase price per share equal to the Second Closing Preferred Purchase Price for any 10 shares of Common Stock such Major Purchaser is obligated to purchase from the Company pursuant to this Section 2.3(i) (such shares being referred to as such Major Purchaser’s “Second Closing Preferred Shares”, and the Second Closing Common Shares together with all Second Closing Preferred Shares, the “Second Closing Shares”). The Company shall provide each Major Purchaser written notice of the amount of such Major Purchaser’s Second Closing Common Shares as promptly as possible following the Company’s calculation of the Second Closing Purchase Price, and such Major Purchaser shall notify the Company as promptly as possible following receipt of such written notice of such Major Purchaser’s election to purchase any Second Closing Preferred Shares, if any. The sales made at the Second Closing shall be made on the terms and conditions set forth in this Agreement, provided that (i) the representations and warranties of the Company set forth in Section 3.1 hereof shall speak only as of the Initial Closing Date, and (ii) the representations and warranties of the Major Purchasers participating in the Second Closing set forth in Section 3.2 hereof shall speak as of the Second Closing Date.
ii.    At the Second Closing, each Major Purchaser shall deliver to the Company via wire transfer or certified check immediately available funds equal to its aggregate purchase price for the Second Closing Shares and the Company shall deliver to each Major Purchaser certificate(s) representing its respective Second Closing Shares.
iii.    In the event that a Major Purchaser fails to purchase at the Second Closing the total number of Second Closing Shares required to be purchased by such Major Purchaser pursuant to this Section 2.3 (any such Major Purchaser being referred to herein as a “Non-Participating Major Purchaser”), then the Initial Warrant held by such Major Purchaser shall automatically terminate and be of no further force or effect.
iv.    Notwithstanding anything set forth in this Agreement to the contrary:
(i)    if, on the Second Closing Date, the Second Closing Purchase Price would be less than $4.70 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the Effective Date), the Company may elect, at its sole option (and as required to comply with applicable rules of The Nasdaq Stock Market, including, without limitation, compliance with stockholder approval requirements necessary to consummate the Second Closing), to provide the Major Purchasers with written notice signed by the Company’s Chief Executive Officer or Chief Financial Officer of its election not to consummate the Second Closing, in which event the Second Closing shall not occur and the Company’s obligation to issue and sell the Second Closing Shares to each Major Purchaser shall automatically terminate and be of no further force or effect and each Major Purchaser’s obligation to purchase the Second Closing Shares shall terminate and be of no further force or effect;
(ii)    in the event that, prior to the Second Closing, the Company effects an Applicable Capital Raising Transaction, then, at the Company’s sole option (which option shall be triggered by the Company delivering a written notice to each Major Purchaser at least 10 calendar days prior to the Second Closing Date (any such notice, the “Reduction Notice”)), the aggregate number of Second Closing Common Shares to be sold to the Major Purchasers at the Second Closing shall be reduced pro rata (based on each Major Purchaser’s

Second Closing Percentage) up to an amount determined by dividing (a) the aggregate Non-Dilutive Capital by (b) the Second Closing Purchase Price (and rounded down to the nearest whole share), which amount will be reflected in such Reduction Notice along with a schedule showing the amount of each Major Purchaser’s Second Closing Common Shares; and
(iii)    the amount of each Major Purchaser’s Second Closing Common Shares shall automatically be reduced to the extent required to ensure that following the Second Closing, no Major Purchaser (together with such Major Purchaser’s affiliates, and any other person whose beneficial ownership of Common Stock would be aggregated with such Major Purchaser for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any “group” of which such Major Purchaser is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to the Second Closing.
2.4    Shortfall Closing.
i.    In the event (i) the Second Closing occurs and (ii) all Second Closing Shares are not purchased at the Second Closing by the Major Purchasers pursuant to Section 2.3 above, the Company shall, within five Trading Days following the Second Closing, notify each Major Purchaser that is not a Non-Participating Major Purchaser (each, a “Fully Participating Major Purchaser”) in writing (such written notice, the “Shortfall Closing Notice”) of the total number of Second Closing Common Shares that were not purchased at the Second Closing, and each Fully Participating Major Purchaser shall have the right, but not the obligation, to purchase at a closing (the “Second Shortfall Closing”) up to such Fully Participating Major Purchaser’s pro rata share of any Second Closing Common Shares not purchased by the Non-Participating Major Purchasers (such Shares, collectively, the “Unsubscribed Shares”), at a purchase price per share equal to the Second Closing Purchase Price; provided, however, that, at the election of any Fully Participating Major Purchaser, such Fully Participating Major Purchaser may alternatively purchase from the Company one share of Series X Preferred Stock at a purchase price per share equal to the Second Closing Preferred Purchase Price for any 10 shares of Common Stock such Fully Participating Major Purchaser is otherwise able to elect to purchase from the Company pursuant to this Section 2.4(i) (such shares being referred to as such Fully Participating Major Purchaser’s “Shortfall Closing Preferred Shares”). The Second Shortfall Closing shall be held on the date that is ten Trading Days following delivery of the Shortfall Closing Notice, or if such date is not a business day, then on the next business day (the date on which the Second Shortfall Closing actually occurs, the “Second Shortfall Closing Date”). Each Fully Participating Major Purchaser may exercise its right to participate in the Second Shortfall Closing by delivering written notice to the Company thereof within five days following delivery to the Fully Participating Major Purchasers of the Second Shortfall Closing Notice, which notice shall specify the number of Unsubscribed Shares and Shortfall Closing Preferred Shares that such Fully Participating Major Purchaser is electing to purchase at the Second Shortfall Closing. For purposes of this section, each Fully Participating Major Purchaser’s “pro rata share” of the Unsubscribed Shares shall be equal to the product of, rounded down to the nearest whole share,

(i) the aggregate number of Unsubscribed Shares multiplied by the quotient of (ii) (A) the total number of shares of Common Stock and Series X Preferred Stock (on an as converted basis) previously purchased by such Fully Participating Major Purchaser at the Second Closing, divided by (B) the total number of shares of Common Stock and Series X Preferred Stock (on an as converted basis) previously purchased by all Fully Participating Major Purchasers at the Second Closing. The sales made at the Second Shortfall Closing shall be made on the terms and conditions set forth in this Agreement, provided that (i) the representations and warranties of the Company set forth in Section 3.1 hereof shall speak only as of the Initial Closing Date, and (ii) the representations and warranties of the Fully Participating Major Purchaser participating in the Second Shortfall Closing set forth in Section 3.2 hereof shall speak as of the Second Shortfall Closing Date.
ii.    Notwithstanding anything set forth in Section 2.4(i), no Fully Participating Major Purchaser shall have the right to purchase Unsubscribed Shares at the Second Shortfall Closing to the extent that such Fully Participating Major Purchaser (together with its Attribution Parties) would beneficially own a number of shares of Common Stock in excess of 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to the Second Shortfall Closing.
iii.    At the Second Shortfall Closing, each Fully Participating Major Purchaser shall deliver to the Company via wire transfer or certified check immediately available funds equal to its aggregate purchase price for all Unsubscribed Shares and Shortfall Closing Preferred Shares, if any, being purchased by such Fully Participating Major Purchaser and the Company shall deliver to each Fully Participating Major Purchaser certificate(s) representing its respective Unsubscribed Shares and Shortfall Closing Preferred Shares, in each case, as applicable.
2.5    Optional Closing.
i.    At the Optional Closing (which, for the avoidance of doubt, shall occur on the Optional Closing Date), upon the terms set forth herein, the Company hereby agrees to issue and sell to each Fully Participating Major Purchaser, and each Fully Participating Major Purchaser shall have the right, but not the obligation, to purchase from the Company up to such Fully Participating Major Purchaser’s pro rata share of the Optional Closing Common Shares (such number of shares for each Fully Participating Major Purchaser, the “Optional Closing Pro Rata Amount”), at a purchase price per share equal to the Second Closing Purchase Price (any such Fully Participating Major Purchaser that elects to purchase its Optional Closing Pro Rata Amount being referred to herein as an “Optional Closing Participant”); provided, however, that, at the election of any Fully Participating Major Purchaser, such Fully Participating Major Purchaser may alternatively purchase from the Company one share of Series X Preferred Stock at a purchase price per share equal to the Second Closing Preferred Purchase Price for any 10 shares of Common Stock such Fully Participating Major Purchaser is otherwise able to elect to purchase from the Company pursuant to this Section 2.5(i) (such shares being referred to as such Fully Participating Major Purchaser’s “Optional Closing Preferred Shares”). The Company shall provide each Fully Participating Major Purchaser written notice of such Fully Participating Major Purchaser’s Optional Closing Pro Rata Amount as promptly as possible following the

Second Closing, and such Fully Participating Major Purchaser shall notify the Company as promptly as possible following receipt of such written notice of such Fully Participating Major Purchaser’s election to purchase any Optional Closing Preferred Shares, if any. For purposes of this section, each Fully Participating Major Purchaser’s Optional Closing Pro Rata Amount shall be equal to the product of, rounded down to the nearest whole share, (i) the aggregate number of Optional Closing Common Shares multiplied by the quotient of (ii) (A) the total number of shares of Common Stock and Series X Preferred Stock (on an as converted basis) previously purchased by such Fully Participating Major Purchaser at the Second Closing, divided by (B) the total number of shares of Common Stock and Series X Preferred Stock (on an as converted basis) previously purchased by all Fully Participating Major Purchasers at the Second Closing, but excluding the number of shares of Common Stock and Series X Preferred Stock, if any, previously purchased by Jeffrey Stein at the Second Closing (such percentage for each Fully Participating Major Purchaser, the “Optional Closing Percentage”). The sales made at the Optional Closing shall be made on the terms and conditions set forth in this Agreement, provided that (i) the representations and warranties of the Company set forth in Section 3.1 hereof shall speak only as of the Initial Closing Date, and (ii) the representations and warranties of each Optional Closing Participant set forth in Section 3.2 hereof shall speak as of the Optional Closing Date.
ii.    At the Optional Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to each Optional Closing Participant, and each Optional Closing Participant agrees to purchase from the Company, severally and not jointly, an Option Warrant exercisable for a number of Warrant Shares, at a purchase price equal to $0.125 per Warrant Share, equal to the product of, rounded down to the nearest whole share, (i) 2,500,000 multiplied by (ii) such Optional Closing Participant’s Optional Closing Percentage, multiplied by the quotient of (iii) (A) the total number of shares of Common Stock and Series X Preferred (on an as converted basis) to be purchased by such Optional Closing Participant at the Optional Closing, divided by (B) such Optional Closing Participant’s Optional Closing Pro Rata Amount.
iii.    Notwithstanding anything set forth in this Agreement to the contrary:
(i)    Jeffrey Stein shall not have the right to participate in the Optional Closing.
(ii)    in the event that, prior to the Optional Closing, the Company effects an Applicable Capital Raising Transaction, then, at the Company’s sole option (which option shall be triggered by the Company delivering a written notice to each Fully Participating Major Purchaser at least 10 calendar days prior to the Optional Closing Date (any such notice, the “Optional Closing Reduction Notice”)), the aggregate number of Optional Closing Common Shares to be sold to the Fully Participating Major Purchasers at the Optional Closing shall be reduced pro rata (based on each Fully Participating Major Purchaser’s Optional Closing Percentage) up to an amount determined by dividing (a) the aggregate Non-Dilutive Capital (less any Non-Dilutive Capital used by the Company to reduce the number of Second Closing Common Shares sold at the Second Closing pursuant to Section 2.3(iv)(ii)) by (b) the Second Closing Purchase Price (and rounded down to the nearest whole share), which amount will be reflected in such Optional Closing Reduction Notice along with a schedule showing the amount of each Fully Participating Major Purchaser’s Optional Closing Pro Rata Amount.
(iii)    the amount of each Optional Closing Participant’s Optional Closing Common Shares shall automatically be reduced to the extent required to ensure that following the Optional Closing, no Optional Closing Participant (together with its Attribution Parties) would beneficially own a number of shares of Common Stock in excess of 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to the Optional Closing.
(iv)    in no event shall the Company be required or permitted pursuant to the terms of this Agreement to issue shares of Common Stock or Option Warrants at the Optional Closing if any of the Common Stock or Option Warrants issued at the Optional Closing would result in the Company being deemed to have issued shares of Common Stock at the Optional Closing in an aggregate amount that exceeds 19.99% of the number of shares of Company’s Common Stock outstanding immediately prior to the Optional Closing Date (as such limitations are interpreted by the rules of the Nasdaq Stock Market).
iv.    At the Optional Closing, each Optional Closing Participant shall deliver to the Company via wire transfer or certified check immediately available funds equal to its aggregate purchase price for all Optional Closing Common Shares and Optional Closing Preferred Shares, if any, being purchased by such Optional Closing Participant and the Company shall deliver to each Optional Closing Participant certificate(s) representing its respective Optional Closing Common Shares and Optional Closing Preferred Shares, in each case, as applicable.
v.    At the Optional Closing, the Company will deliver or cause to be delivered to each Optional Closing Participant the Option Warrant purchased by such Optional Closing Participant registered in the Optional Closing Participant’s name. Such delivery shall be against payment of the purchase price therefor by the Optional Closing Participant by wire transfer or certified check of immediately available funds to the Company in accordance with the Company’s written wiring instructions.
SECTION 3
REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties set forth below to each Purchaser as of the date hereof and as of the Initial Closing:
i.    Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s

Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.
ii.    Disclosure. The Prospectus Supplement when filed will comply in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus Supplement (including any Prospectus wrapper), as of its date, did not, and at the Initial Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Prospectus Supplement or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.
iii.    Subscription Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
iv.    Authorization of the Securities. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Securities that have not been duly waived or satisfied. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, and the issuance of the Underlying Shares is not subject to any preemptive rights, rights of first refusal or other similar rights that have not been duly waived or satisfied. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement, the Series X Preferred Stock Certificate of Designation, the Initial Warrants and Option Warrants.
v.    No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
vi.    No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus Supplement, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company, or has entered into any material transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company and its subsidiaries, taken as a whole, and there have been no dividend or distribution of any kind declared, paid or made by the Company or its subsidiaries or any repurchase or redemption by the Company or its subsidiaries of any class of capital stock.
vii.    Independent Accountants. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and the Prospectus Supplement, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.
viii.    Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and the Prospectus Supplement present fairly, in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus Supplement. All disclosures contained in the Registration Statement or the Prospectus Supplement that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and the Prospectus Supplement.

ix.    Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33‑8056; 34‑45321; FR‑61), required to be described in the Prospectus Supplement which have not been described as required.
x.    Company’s Accounting System. The Company makes and keeps accurate books and records and maintains a system of internal accounting controls designed, and which the Company believes is sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus Supplement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
xi.    Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within the Company and its consolidated subsidiaries; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
xii.    Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus Supplement and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, operations, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).
xiii.    Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus Supplement. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Cidara Therapeutics UK Limited, a company organized under the laws of the United Kingdom.
xiv.    Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus Supplement under the captions “Description of Capital Stock” and “Prospectus Supplement Summary – The Offering” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case as described in the Registration Statement and the Prospectus Supplement). The Securities conform in all material respects to the description thereof contained in the Prospectus Supplement. All of the issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the outstanding Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement and the Prospectus Supplement and other than options subsequently issued pursuant to employee benefit plans described in the Registration Statement and the Prospectus Supplement. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus Supplement accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.
xv.    Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act. The Common Stock is listed on The Nasdaq Global Market (the “Nasdaq”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of Nasdaq.
xvi.    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries are in violation of its charter, by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus Supplement and the issuance and sale of the Securities and the Underlying Shares (including the use of proceeds from the sale of the Securities and the Underlying Shares as described in the Registration Statement and the Prospectus Supplement under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, by-laws, partnership agreement or operating agreement or similar organizational documents of the Company or any subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Event, lien, charge or encumbrance specified in clauses (ii) and (iii) above that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus Supplement, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
xvii.    Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
xviii.    No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company or such subsidiary, would not reasonably be expected to have a Material Adverse Effect. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company or it subsidiaries, exists or, to the knowledge of the Company, is threatened or imminent, which could reasonably be expected to result in a Material Adverse Effect.
xix.    Intellectual Property Rights. The Company and each of its subsidiaries owns, possesses or has valid and enforceable licenses or other rights to use, or can acquire on reasonable terms, all Intellectual Property (as defined below) necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the Registration Statement and the Prospectus Supplement to be conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Furthermore, except as disclosed in the Registration Statement or the Prospectus Supplement (including the documents incorporated therein), (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company or any of its subsidiaries has received any written notice of such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each subsidiary has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiary, and all such agreements are in full force and effect. Except as would not reasonably be expected individually or in the aggregate, to have a Material Adverse Effect, the product candidates described in the Registration Statement and the Prospectus Supplement as under development by the Company or its subsidiaries fall within the scope of the claims of one or more patents or applications owned by, or exclusively licensed to, the Company or the applicable subsidiary. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.
xx.    All Necessary Permits, etc. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective business as currently conducted and as described in the Registration Statement or the Prospectus Supplement (“Permits”), except where the failure to so possess would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect.
xxi.    Title to Properties. The Company and its subsidiaries possess good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 3.2(viii) above (or elsewhere in the Registration Statement or the Prospectus Supplement), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

xxii.    Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns that have come due or has properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against it except as may be being contested in good faith and by appropriate proceedings, except where the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3.2(viii) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries is being contested or has not otherwise been finally determined, except as would not reasonably be expected to have a Material Adverse Effect.
xxiii.    Insurance. Each of the Company and its subsidiaries are insured by financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for companies of similar size, engaged in similar businesses in similar industries including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, and acts of vandalism and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries have been denied any insurance coverage which it has sought or for which it has applied.
xxiv.    Compliance with Environmental Laws. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries are in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) to the Company’s knowledge, there are no events or circumstances, existing as of the date hereof, that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
xxv.    ERISA Compliance. The Company and its subsidiaries and, to the knowledge of the Company, any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
xxvi.    Company Not an “Investment Company”. The Company is not, and will not be, either after receipt of payment for the Securities and the Underlying Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Prospectus Supplement, required to register as an “investment company” under the Investment Company Act.
xxvii.    No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, nor, to the Company’s knowledge, any of their respective affiliates or controlling persons, have taken, directly or indirectly, without giving effect to the activities of the placement agent(s) in connection with the offering of the Securities pursuant to this Agreement, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Stock, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.
xxviii.    Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement or the Prospectus Supplement that have not been described as required.
xxix.    Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement or the Prospectus Supplement are based on or derived from sources that the Company believes to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources.
xxx.    No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any employee, director, officer, affiliate, agent or other person acting on behalf of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law or of the character required to be disclosed in the Registration Statement or the Prospectus Supplement.
xxxi.    Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, employee, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or its subsidiaries have, in the course of its actions for, or on behalf of, the Company or its subsidiaries (i) made any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company, its subsidiaries and, to the knowledge of the Company, the Company’s and such subsidiaries’ affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.
xxxii.    Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

xxxiii.    Sanctions.
(i)    Neither the Company nor any of its subsidiaries nor any of their respective officers or directors, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or its subsidiaries, is a government, individual, or entity (in this paragraph (xxxiii), “Person”) that is, or is owned or controlled by a Person that is:
(A)    the subject of any sanctions administered or enforced by the U.S. government (including the Department of Treasury’s Office of Foreign Assets Control and the Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor
(B)    located, organized or resident in a country or territory that is the subject of Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).
(ii)    The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(C)    The Company represents and covenants that for the past 5 years, it has not engaged in, is not now engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
xxxiv.    Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus Supplement (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.
xxxv.    Emerging Growth Company Status. From the time of initial filing of the Registration Statement with the Commission through the Effective Date, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

xxxvi.    Regulatory Permits. The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals, consents and other authorizations issued by the appropriate domestic or foreign regional, federal, state, or local regulatory agencies or bodies necessary to conduct the business of the Company, including, without limitation, any Investigational New Drug Application (an “IND”) and/or New Drug Application (an “NDA”), as required by the U.S. Food and Drug Administration (the “FDA”), any authorizations issued by the Drug Enforcement Administration (the “DEA”), or any other authorizations issued by domestic or foreign regional, federal, state, or local agencies or bodies engaged in the regulation of pharmaceuticals such as those being developed by the Company and its subsidiaries (collectively, the “Regulatory Permits”), except for any of the foregoing that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; the Company is in compliance in all material respects with the requirements of the Regulatory Permits, and all of such Regulatory Permits are valid and in full force and effect; the Company has not received any notice of proceedings relating to the revocation, termination, modification or impairment of rights of any of the Regulatory Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect; the Company has not failed to submit to the FDA any IND or NDA necessary to conduct the business of the Company, any such filings that were required to be made were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by the FDA with respect to any such filings or submissions that were made.
xxxvii.    Regulatory Filings. Neither the Company nor any of its subsidiaries has failed to file with the applicable regulatory authorities (including, without limitation, the FDA, or any foreign, federal, state, provincial or local governmental or regulatory authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect; except as disclosed in the Registration Statement and the Prospectus Supplement, all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect. The Company has operated and currently is, in all material respects, in compliance with the FDCA (as defined below) and all applicable rules and regulations of other federal, state, local and foreign governmental bodies exercising comparable authority.
xxxviii.    Compliance with Health Care Laws. Each of the Company and its subsidiaries is, and at all times has been, in compliance in all material respects with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal health care program. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the regulations promulgated thereunder (“FDCA”); (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the

U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated pursuant to such statutes; (iii) Medicare (Title XVIII of the Social Security Act); (iv) Medicaid (Title XIX of the Social Security Act); (v) the Controlled Substances Act (21 U.S.C. §§ 801 et seq.) and the regulations promulgated thereunder; and (vi) any and all other applicable health care laws and regulations. Neither the Company nor, to the knowledge of the Company, any subsidiary has received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor, to the knowledge of the Company, any subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, its subsidiaries nor any of its respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.
xxxix.    Clinical Studies. The studies, tests and preclinical and clinical investigations conducted by or on behalf of the Company and its subsidiaries were and, if still pending, are, in all material respects, being conducted in accordance with established protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable laws and authorizations, including, without limitation, the FDCA and implementing regulations including good laboratory practice (“GLP”) regulations (21 C.F.R. Part 58) if any such studies, tests or preclinical and clinical investigations are being or have been conducted pursuant to GLP, and good clinical practice and IND requirements (21 C.F.R. Parts 50, 54, 56, and 312) if any such studies, tests or preclinical and clinical investigations were or are subject to good clinical practice regulations or were or are being conducted under an IND; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus Supplement are accurate in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement and the Prospectus Supplement, the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question in any material respect, the study, test, or trial results described or referred to in the Registration Statement and the Prospectus Supplement when viewed in the context in which such results are described and the clinical state of development; and neither the Company nor any of its subsidiaries have received any notices or correspondence from any governmental authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical investigations conducted by or on behalf of the Company or any of its subsidiaries.
xl.    No Contract Terminations. Except as disclosed in the Prospectus Supplement, neither the Company nor any of its subsidiaries have sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus Supplement, or referred to or described in, or filed as an exhibit to, the Registration Statement, or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.
xli.    eXtensible Business Reporting Language. The interactive eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
xlii.    Brokers. Except as set forth in the Prospectus Supplement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by the Transaction Documents, other than the Placement Agents.
3.2    Representations, Warranties and Covenants of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents, warrants and covenants as of the Initial Closing, the Second Closing and the Shortfall Second Closing, as applicable:
i.    Authorization. Purchaser represents and warrants to the Company that: (a) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.
ii.    Investment Experience; Access to Information. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Initial Warrants and, if applicable, any Option Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Purchaser is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities. Purchaser acknowledges that it has had the opportunity to review the Company’s filings with the Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares and the Initial Warrant (and, if applicable, the Option Warrant).
iii.    Investment Intent. Each Major Purchaser is purchasing the Initial Warrant (and, if applicable, the Option Warrant) for its own account, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Each Major Purchaser understands that its acquisition of the Initial Warrant (and, if applicable, the Option Warrant) has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of each Major Purchaser’s investment intent as expressed herein. Each Major Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Initial Warrant (and, if applicable, the Option Warrant) or the Warrant Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder.
iv.    Reliance on Exemptions; Registration or Exemption Requirements. Each Major Purchaser understands that the Initial Warrants (and, if applicable, the Option Warrants) being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and each Major Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of each Major Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of each Major Purchaser to acquire the Initial Warrants (and, if applicable, the Option Warrants). Each Major Purchaser further acknowledges and understands that the Initial Warrant (and, if applicable, the Option Warrant) and the Warrant Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.
v.    Dispositions.
(i)    Each Major Purchaser will not, prior to the effectiveness of the Resale Registration Statement (as defined below), if then prohibited by law or regulation: (i) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”) the Initial Warrant (and, if applicable, the Option Warrant) or the

Warrant Shares; or (ii) engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of the Initial Warrant (and, if applicable, the Option Warrant) or the Warrant Shares by the Major Purchaser or an affiliate.
(ii)    As of the Initial Closing Date, each Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, engaged in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) since the time that the Purchaser was first contacted by the Company or any other person regarding the transactions contemplated hereby. Each Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.
vi.    No Legal, Tax or Investment Advice. Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.
vii.    Confidentiality. Purchaser will hold in confidence all information concerning this Agreement and the sale and issuance of the Securities until the Company has made a public announcement concerning this Agreement and the sale and issuance of the Securities.
viii.    Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
ix.    Legend.
(i)    Each Major Purchaser understands that the Initial Warrant (and, if applicable, the Option Warrant) and the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Initial Warrant, Optional Warrant and the Warrant Shares):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR

TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”
x.    Beneficial Ownership. Immediately prior to the Initial Closing, Purchaser, together with its affiliates and any other persons acting as a group together with the Purchaser and any of its affiliates, beneficially owned the number of shares of Common Stock set forth on such Purchaser’s signature page attached hereto (as such ownership is calculated pursuant to the rules of Nasdaq).
xi.    Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.
SECTION 4
REGISTRATION RIGHTS
4.1    Definitions. For the purpose of this Section 4:
i.    the term “Resale Registration Statement” shall mean any registration statement required to be filed by Section 4.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and
ii.    the term “Registrable Shares” means the Warrant Shares; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Security Act or otherwise, is removed by the Company, (iii) such security is eligible to be sold pursuant to Rule 144 without condition or restriction, including without any limitation as to volume of sales, and without the Holder complying with any method of sale requirements or notice requirements under Rule 144, or (iii) such security shall cease to be outstanding.
4.2    Registration Procedures and Expenses. The Company shall:
i.    use its commercially reasonable efforts to file a Resale Registration Statement (the “Mandatory Registration Statement”) with the Commission on or before the date

30 days following the Initial Closing Date (the “Filing Date”) to register the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under Commission Rule 415) or on such other form which is appropriate to register such Registrable Shares for resale from time to time by the Major Purchasers;
ii.    use its commercially reasonable efforts to cause such Mandatory Registration Statement to be declared effective within 30 days following the Filing Date (or, in the event the Commission reviews and has written comments to the Mandatory Registration Statement, within 90 days following the Filing Date), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of such Mandatory Registration Statement;
iii.    notwithstanding anything contained in this Agreement to the contrary, in the event that the Commission limits the amount of Registrable Shares or otherwise requires a reduction in the number of Registrable Shares that may be included and sold by the Major Purchasers in the Mandatory Registration Statement, or for any other reason any Registrable Shares are not then included in the Mandatory Registration Statement filed under this Agreement, then the Company shall prepare and file (i) within 10 business days of the first date or time that such excluded Registrable Shares may then be included in a Resale Registration Statement if the Commission shall have notified the Company that certain Registrable Shares were not eligible for inclusion in the Resale Registration Statement or (ii) in all other cases, within 20 days following the date that the Company becomes aware that such additional Resale Registration Statement is required (the “Additional Filing Date”), a Resale Registration Statement (any such Resale Registration Statement registering such excluded Registrable Shares, an “Additional Registration Statement” and, together with the Mandatory Registration Statement, a “Resale Registration Statement”) to register any Registrable Shares that have been excluded (or, if applicable, the maximum number of such excluded Registrable Shares that the Company is permitted to register for resale on such Additional Registration Statement consistent with Commission guidance), if any, from being registered on the Mandatory Registration Statement;
iv.    use its commercially reasonable efforts to cause any such Additional Registration Statement to be declared effective as promptly as practicable following the Additional Filing Date, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of any such Additional Registration Statement;
v.    prepare and file with the Commission such amendments and supplements to such Resale Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 4.5 below, subject to the Company’s right to suspend pursuant to Section 4.4;
vi.    furnish to the Major Purchasers such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Major

Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Major Purchasers;
vii.    file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Major Purchasers and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Resale Registration Statements; provided, however, that the Company shall not be required in connection with this Section 4.2(vii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
viii.    upon notification by the Commission that the Resale Registration Statement will not be reviewed or is not subject to further review by the Commission, the Company shall within five business days following the date of such notification request acceleration of such Resale Registration Statement;
ix.    upon notification by the Commission that that the Resale Registration Statement has been declared effective by the Commission, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;
x.    advise the Major Purchasers promptly:
(i)    of the effectiveness of the Resale Registration Statement or any post-effective amendments thereto;
(ii)    of any request by the Commission for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;
(iii)    of the issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and
(iv)    of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading;
(v)    use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

(vi)    bear all expenses in connection with the procedures in paragraphs (i) through (x) of this Section 4.2 and the registration of the Registrable Shares on such Resale Registration Statement and the satisfaction of the blue sky laws of such states.
4.3    Indemnification.
i.    The Company agrees to indemnify and hold harmless the Major Purchasers, and the partners, members, officers and directors of the Major Purchasers and each person, if any, who controls the Major Purchasers within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Company or any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Resale Registration Statement and the Company will, as incurred, reimburse the Major Purchasers, and their partners, members, officers, directors or controlling persons for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability (collectively, “Loss”) arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Major Purchasers, or their partners, members, officers, directors or controlling persons specifically for use in preparation of the Resale Registration Statement or any breach of this Agreement by the Major Purchasers; provided further, however, that the Company shall not be liable to the Major Purchasers (or any partner, member, officer, director or controlling person of the Major Purchasers) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) any Major Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or any Major Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by a Major Purchaser to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the Commission, in accordance with Rule 172 of the Securities Act, any Major Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or a Major Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by a Major Purchaser to the person asserting the claim from which such

Loss resulted or (iii) a Major Purchaser sold Registrable Shares in violation of such Major Purchasers’ covenant contained in Section 4.4 of this Agreement.
ii.    The Major Purchasers agree, severally and not jointly, to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Resale Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Major Purchasers or any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Major Purchasers specifically for use in preparation of the Resale Registration Statement, and the Major Purchasers, severally and not jointly, will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 4.3(ii) be greater in amount than the dollar amount of the proceeds received by the Major Purchasers upon the sale of such Registrable Shares.
iii.    Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

iv.    If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.
v.    If the indemnification provided for in this Section 4.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.
4.4    Prospectus Delivery. Each Major Purchasers acknowledge that there may be times when the Company must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Each Major Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Major Purchasers notice of the suspension of the use of said prospectus and ending at the time the Company gives the Major Purchasers notice that the Major Purchasers may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 30 days in any 12 month period and that, in the good faith judgment of the Company’s Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its stockholders; provided further, that the Company may suspend the use of the prospectus forming a part of the Resale Registration Statement to the extent necessary to file any post-effective amendment to the Resale Registration Statement in order to amend the table of selling stockholders within the Resale Registration Statement to reflect transfers of the Registrable Shares.

4.5    Termination of Obligations. The obligations of the Company pursuant to Section 4.2 hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (a) such time such Registrable Shares have been resold, or (b) such time as such Registrable Shares no longer remain Registrable Shares pursuant to Section 4.1(ii) hereof.
4.6    Reporting Requirements.
i.    With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use commercially reasonable efforts to:
(i)    make and keep public information available, as those terms are understood and defined in Rule 144;
(ii)    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(iii)    so long as a Major Purchaser owns Registrable Shares, to furnish to such Major Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to Commission Form S-3, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (C) such other information as may be reasonably requested to permit the Major Purchaser to sell such securities pursuant to Rule 144.
4.7    Blue Sky. The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Registrable Shares.
SECTION 5
OTHER AGREEMENTS OF THE PARTIES
5.1    Integration. Except as contemplated by the terms of this Agreement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities such that the rules of the Trading Market would require shareholder approval of this transaction prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
5.2    Securities Laws Disclosure; Publicity.  The Company shall: (a) issue a press release disclosing the material terms of the transactions contemplated hereby promptly following the execution and delivery hereof (the “Press Release”), and (b) by 5:30 p.m. (New York City time) on the fourth Trading Day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby (the “Form 8-K”). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company or any of their respective officers, directors or employees that is not disclosed in the Press Release.
5.3    Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information.
5.4    Use of Proceeds. The Company will use the proceeds from the offering as described in the Prospectus Supplement.
5.5    Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Securities pursuant to this Agreement, the Conversion Shares pursuant to any conversion of the Series X Preferred Stock and Warrant Shares pursuant to any exercise of the Initial Warrants and Option Warrants.
SECTION 6
MISCELLANEOUS
6.1    Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Initial Closing has not been consummated within ten calendar days from the Effective Date through no fault of such Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).
6.2    Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.
6.3    Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.
6.4    Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt via mail, courier or confirmed email by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.
6.5    Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by (a) the Company and (b) Major Purchasers holding at least a majority of the Common Stock and Series X Preferred Stock sold in the Initial Closing (as a single class on an as-converted to Common Stock basis) and then-held by a Major Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
6.6    Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
6.7    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  The Purchasers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (other than by merger).
6.8    No Third-Party Beneficiaries.  The Placement Agents shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations, warranties and covenants of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in this Section 6.8.
6.9    Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
6.10    Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature on this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
6.11    Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
6.12    Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
6.13    Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

6.14    Remedies.  The Company shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, for any breach of the Transaction Documents; provided, however, that, with respect to each Major Purchaser’s binding agreement to purchase its applicable Second Closing Shares at the Second Closing, the Company’s sole and exclusive remedy for a breach of such binding agreement by a Major Purchaser shall be the immediate termination of such Major Purchaser’s Initial Warrant (in accordance with the terms set forth in the Initial Warrant).
6.15    Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
6.16    Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.
6.17    WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CIDARA THERAPEUTICS, INC.	Address for Notice:
_/s/ Jeffrey Stein__________________________ Name : Jeffrey Stein Title: President and Chief Executive Officer	6310 Nancy Ridge Drive, Suite 101 San Diego, California 92121 Facsimile: Email : Attention:
With a copy to (which shall not constitute notice):

EXHIBIT A
INITIAL CLOSING SCHEDULE

Name	Shares of Common Stock to be Purchased	Shares of Preferred Stock to be Purchased	Purchase Price for Common Stock and Preferred Stock	Option Fee	Warrant Shares	Purchase Price for Warrant Shares	Aggregate Purchase Price
Biotechnology Value Fund, L.P.	939,424	216,650	$14,597,842.80	$155,296.22	3,649,460	$456,182.50	$15,209,321.52
Biotechnology Value Fund II, L.P.	639,687	147,512	$9,939,592.90	$105,740.35	2,484,899	$310,612.37	$10,355,945.62
Biotechnology Value Trading Fund OS, L.P.	155,018	35,747	$2,408,693.60	$25,624.40	602,173	$75,271.63	$2,509,589.63
Investment 10, L.L.C.	80,724	18,615	$1,254,307.80	$13,343.71	313,577	$39,197.12	$1,306,848.63
MSI BVF SPV, L.L.C.	115,817	26,707	$1,799,568.90	$19,144.35	449,893	$56,236.63	$1,874,949.88
Opaleye L.P.	1,200,000	-	$5,640,000.00	$60,000.01	1,410,000	$176,250.00	$5,876,250.01
Omega Fund V, L.P.	1,063,829	-	$4,999,996.30	$53,191.46	1,249,999	$156,249.88	$5,209,437.64
Monashee Investment Management LLC	480,851	-	$2,259,999.70	$24,042.56	564,999	$70,624.88	$2,354,667.14
Laurence Lytton	446,808	-	$2,099,997.60	$22,340.41	524,999	$65,624.88	$2,187,962.89
Stonepine Capital, LP	425,531	-	$1,999,995.70	$21,276.56	499,998	$62,499.75	$2,083,772.01
Dafna Lifescience LP	127,660	-	$600,002.00	$6,383.01	150,000	$18,750.00	$625,135.01
Dafna Lifescience Select LP	85,106	-	$399,998.20	$4,255.30	100,000	$12,500.00	$416,753.50
Jeffrey Stein	212,766	-	$1,000,000.20	$10,638.31	250,000	$31,250.00	$1,041,888.51
Lincoln Park Capital Fund, LLC	212,766	-	$1,000,000.20	$10,638.31	250,000	$31,250.00	$1,041,888.51
Total:	6,185,987	445,231	$49,999,995.90	$531,914.96	12,499,997	$1,562,499.64	$52,094,410.50

EXHIBIT B
SECOND CLOSING SCHEDULE

Name	Second Closing Percentage
Biotechnology Value Fund, L.P.	29.19%
Biotechnology Value Fund II, L.P.	19.88%
Biotechnology Value Trading Fund OS, L.P.	4.82%
Investment 10, L.L.C.	2.51%
MSI BVF SPV, L.L.C.	3.60%
Opaleye L.P.	11.28%
Omega Fund V, L.P.	10.00%
Monashee Investment Management LLC	4.52%
Laurence Lytton	4.20%
Stonepine Capital, LP	4.00%
Dafna Lifescience LP	1.20%
Dafna Lifescience Select LP	0.80%
Jeffrey Stein	2.00%
Lincoln Park Capital Fund, LLC	2.00%
Total:	100.00%

EXHIBIT C
SERIES X PREFERRED STOCK CERTIFICATE OF DESIGNATION

EXHIBIT D
FORM OF INITIAL WARRANT

EXHIBIT E
FORM OF OPTION WARRANT